                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
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                (Name of Registrant as Specified in Its Charter)
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075

                                                                  April 10, 1998

Dear Stockholder:

     It is my pleasure to invite you to attend the 1998 Annual Meeting of Stockholders of Superior Consultant Holdings Corporation. The meeting will be held at 4:00 p.m. on Wednesday, May 13, 1998, at the Town & Country Resort and Convention Center, 500 Hotel Circle North, San Diego, California 92108.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you expect to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.

     I look forward to seeing you at the meeting. On behalf of the management and directors of Superior Consultant Holdings Corporation, I want to thank you for your continued support and confidence in the Company.

                                          Sincerely,

                                          RICHARD D. HELPPIE, JR.

                                          Richard D. Helppie, Jr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 13, 1998

To the Stockholders of Superior Consultant Holdings Corporation:

     The Annual Meeting of Stockholders of Superior Consultant Holdings Corporation, a Delaware corporation (the "Company"), will be held at the Town & Country Resort and Convention Center, 500 Hotel Circle, San Diego, California 92108 on Wednesday, May 13, 1998, at 4:00 p.m. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect three directors to the Board of Directors of the Company, each to serve for a term of three years;

          2. To vote on amending the Company's Certificate of Incorporation to increase the maximum number of authorized directors from nine to fifteen (the "Amendment"); and

          3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock, par value $0.01 per share, at the close of business on March 25, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting with the address of and number of shares held by each will be kept on file (i) at the offices of the Company at 4000 Town Center, Suite 1100, Southfield, Michigan 48075, (ii) at the offices of the Company's transfer agent, Harris Trust and Savings Bank, located at 311 W. Monroe Street, Chicago, Illinois 60606 and (iii) at the meeting place at the Town & Country Resort and Convention Center, 500 Hotel Circle, San Diego, California 92108 and will be subject to inspection by any stockholder at any time during usual business hours. The list will also be available for inspection by any stockholder during the meeting.

     Stockholders who cannot attend are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

     The annual report of the Company for the fiscal year ended December 31, 1997 is being mailed to all stockholders of record and accompanies this Proxy Statement.

                                          For the Board of Directors,

                                          SUSAN M. SYNOR
                                          Secretary

Southfield, Michigan
April 10, 1998
                           -------------------------

                            YOUR VOTE IS IMPORTANT.
          PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY,
              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING
                           -------------------------

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

     The following information is provided in connection with the solicitation of proxies for the 1998 Annual Meeting of Stockholders of Superior Consultant Holdings Corporation, a Delaware corporation (the "Company"(1)), to be held on May 13, 1998, and any adjournments thereof (the "Annual Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                                VOTING OF SHARES

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders, beginning on or about April 10, 1998, in connection with the solicitation of proxies on behalf of the Board of Directors of The Company (the "Board") for the Annual Meeting.

     Each share of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. To amend the Certificate of Incorporation, two-thirds of the shares of the Company's outstanding Common Stock, entitled to vote, must be voted in favor of the proposed amendment. Any other matters that may be submitted at the meeting shall be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors or as to the proposed amendment, and proxies which are marked to deny discretionary authority on other matters will not be counted in determining whether the requisite vote was obtained in such matters. If no directions are given and the signed card is returned, the persons named in the proxy card will vote the shares for the election of all listed nominees, in favor of the proposed amendment and at their discretion on any other matter that may properly come before the meeting in accordance with their best judgment. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the meeting by delivering to the Company a proxy bearing a later date, by written revocation or by attending in person and casting a ballot.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

     Proxies are solicited to give all stockholders of record on March 25, 1998 (the "Record Date") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy. As of the Record Date, 10,220,464 shares of Common Stock were issued and outstanding.

---------------

(1) Unless the context otherwise indicates, all references to the "Company" include the Company's wholly- owned subsidiaries, Superior Consultant Company, Inc. ("Superior") and Enterprise Consulting Group, Inc. ("Enterprise").

                      MEETINGS OF THE BOARD OF DIRECTORS,
                   BOARD COMMITTEES AND COMMITTEE COMPOSITION

GENERAL

     The business affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed through various reports and documents sent to them on a regular basis, through operating and financial reports routinely presented at Board and committee meetings by the Chief Executive Officer, Chief Financial Officer and other officers, and through other means.

     During 1997, the Board held four regularly scheduled meetings and acted by unanimous written consent in lieu of a meeting on nine additional occasions.

     Biographical information on the director nominees and the directors serving unexpired terms is set forth herein under the caption "Item No. 1 -- Election of Directors."

COMMITTEES

     In October 1996 the Board formed the standing Audit Committee and the Compensation Committee to assist the Board in carrying out its duties. In February 1998 the Board formed the Nominating Committee to assist the Board in carrying out its duties.

     The NOMINATING COMMITTEE currently has three members, two of whom are independent, non-employee directors. Members of the committee are Richard P. Saslow, Reginald M. Ballantyne III and John L. Silverman, its Chairperson.

     The AUDIT COMMITTEE currently has three members, two of whom are independent, non-employee directors. Members of the committee are Richard P. Saslow, Bernard J. Lachner and Douglas S. Peters, its Chairperson. The Audit Committee considers the adequacy of the internal controls of the Company and the objectivity and integrity of financial reporting and meets with the independent certified public accountants and appropriate Company financial personnel about these matters. This Committee met four times during 1997.

     The COMPENSATION COMMITTEE has three members, two of whom are independent, non-employee directors. Members of the committee are Bernard J. Lachner, John L. Silverman and Richard D. Helppie, Jr., who is the President and Chief Executive Officer of the Company. This committee monitors and makes recommendations to the Board with respect to compensation programs for directors and officers, administers compensation plans for executive officers, and provides oversight with respect to compensation and employee benefit plans. Its Report on Executive Compensation is set forth herein under the caption "Compensation Committee Report on Executive Compensation." The committee has constituted a subcommittee, consisting of the two independent, non-employee directors, with responsibility for determining the nature, timing and amount of awards and grants under the Company's Long-Term Incentive Plan (the "Plan") to those employees subject to the requirements of Section 16(b) under the Securities Exchange Act. This Committee met four times during 1997.

COMPENSATION OF DIRECTORS

     Pursuant to the terms of the formula program of the Long-Term Incentive Plan, each director of the Company who is not otherwise employed by the Company automatically will be granted an option to purchase 5,000 shares of Common Stock upon his or her initial election to the Board and on each anniversary date of his or her appointment to the Board of Directors during his or her term, and for so long as he/she remains a director. The options will have an exercise price equal to the fair market value of the Common Stock on the date of the grant. Of the options to purchase 5,000 shares of Common Stock, options to purchase 3,000 shares will be fully vested on the date of the grant. The remaining option to purchase 2,000 shares will become fully vested on the first anniversary of the date of the grant, provided that the director/grantee shall have attended all regularly scheduled meetings of the Board and shall have participated in not less than 80% of all Board conference calls scheduled on notice of not less than 48 hours. Messrs. Lachner, Peters and Ballantyne were each granted an option to purchase 5,000 shares of Common Stock, 3,000 of which vested on August 14, 1997, and were exercisable at $29.75 per share. The remaining 2,000 shares will vest under the formula program on August 14, 1998, and will be exercisable at $29.75. Upon joining the Board, Mr. Silverman was granted an option under the formula program to purchase 5,000 shares of Common Stock, 3,000 of which vested on October 1, 1997, and were exercisable at $29.75, per share. The remaining 2,000 shares will vest under the formula program on October 1, 1998, and will be exercisable at $29.75. Upon joining the Board, Mr. George was granted an option under the formula program to purchase 5,000 shares of Common Stock, 3,000 of which vested on November 10, 1997, and were exercisable at $29.75 per share. The remaining 2,000 shares will vest under the formula program on November 10, 1998, and will be exercisable at $29.75. Directors are also reimbursed for travel expenses incurred in connection with attending board and committee meetings.

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     The Board, pursuant to the Company's Certificate of Incorporation, has determined that the number of directors of the Company shall currently be set at seven. The two employee directors on the Board are the Company's Chief Executive Officer and Vice President-General Counsel. The Board is divided into three classes with staggered, three-year terms so that the term of one class expires at each annual meeting of stockholders. Directors are elected by a plurality of the votes cast.

     The following nominees have been selected and approved by the Board for submission to the stockholders: Reginald M. Ballantyne III, Kenneth S. George and John L. Silverman, each to serve a three-year term expiring at the 2001 Annual Meeting. Except as otherwise specified in the proxy, proxies will be voted for election of these nominees.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board; however, management knows of no reason why any nominee should be unable or unwilling to serve. All of the nominees have consented to be named as nominees and to serve as directors if elected.

     A brief listing of each nominee and each director serving an unexpired term follows.

                         NOMINEES FOR ELECTION AT THIS
                       MEETING TO TERMS EXPIRING IN 2001:

                THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES

     REGINALD M. BALLANTYNE III (age 54) has served as a Director of the Company since August 1996. Mr. Ballantyne has served on Superior's advisory council since 1995. He has served as the President of PMH Health Resources, Inc. since 1984. Prior to that, Mr. Ballantyne served as President of Phoenix Memorial Hospital. Mr. Ballantyne is the Speaker of the American Hospital Association ("AHA") House of Delegates and the immediate past Chairman of the AHA. He is also a fellow of the American College of Healthcare Executives ("ACHE"). Mr. Ballantyne has served as a member of the national Board of Commissioners for Joint Commission on the Accreditation of Healthcare Organizations.

     KENNETH S. GEORGE (age 49) has served as a Director of the Company since November, 1997. Mr. George is currently a General Partner for Riverside Acquisition, L.L.C. From 1994 to 1995, Mr. George served as Chairman and Chief Executive Officer for AmeriStat, Inc. which was sold in October, 1995 to Med Trans., a subsidiary of Laidlaw. From 1988 through its sale to Healthtrust, Inc. in 1994, Mr. George was Chairman and CEO of Epic Healthcare Group. Mr. George is the founding Director of the Texas Lyceum Association and served as a member on the Board of Managers for the Dallas County Hospital District.

     JOHN L. SILVERMAN (age 56), has served as a Director of the Company since October, 1997. Mr. Silverman is currently an independent consultant to the healthcare industry. For the past three years, he served as Chief Executive Officer of AsiaCare, Inc. a southeast Asian healthcare investment company. From 1990 to August, 1997, he was the Vice President and Chief Financial Officer of Chi Systems, Inc., a healthcare consulting company. Mr. Silverman is currently a director of Integrated Health Services, Inc., Superior Consultant Holdings Corporation, MHM Services, Inc., and Chi Laboratory Systems, Inc.

                             DIRECTORS WHOSE TERMS
                              CONTINUE UNTIL 1999:

     RICHARD D. HELPPIE, JR. (age 42) has served as Superior's President and Chief Executive Officer since he founded Superior in May 1984. Mr. Helppie also founded Unitive, which was the predecessor company to Enterprise and which is now a wholly owned subsidiary of Superior Consultant Holdings Corporation. Mr. Helppie currently serves as Enterprise's Chairman and Chief Executive Officer. Mr. Helppie also serves as Chairman and Chief Executive Officer, and is a Director, of the Company. Mr. Helppie has more than 22 years of experience in the healthcare and information systems industries.

     RICHARD P. SASLOW (age 51) has served as a Director of the Company since August 1996. Mr. Saslow practiced business law and commercial litigation with the firm of Butzel Long, PC from January 1991 to January 1997. Prior to that period, Mr. Saslow practiced law with the firm of Butzel, Keidan, Simon, Meyers & Graham from 1974 to 1990. Mr. Saslow joined the Company in January 1997 and has served since that time as Vice President and General Counsel.

                             DIRECTORS WHOSE TERMS
                              CONTINUE UNTIL 2000:

     DOUGLAS S. PETERS (age 54) has served as a Director of the Company since August 1996. Mr. Peters has served as the President and Chief Executive Officer of Jefferson Health System since its 1995 merger with Main Line Health System. Previous to that, Mr. Peters served in the same capacity for Main Line Health, Inc. Mr. Peters was a Senior Vice President with Blue Cross Blue Shield of Illinois and prior to that was the President and CEO of Henry Ford Health System. Mr. Peters has 31 years of healthcare industry experience. Mr. Peters is also a director with the Philadelphia Contributionship and serves on the Advisory Board of First Union Bank. Mr. Peters is a fellow with American College of Healthcare Executives ("ACHE").

     BERNARD J. LACHNER (age 70) has served as a Director of the Company since August 1996. Mr. Lachner has served as the chairman of Superior's advisory council since 1993. From July 1972 until his retirement in November 1992, Mr. Lachner served as the Chief Executive Officer of Evanston Hospital Corporation. Other directorships include subsidiaries of Allstate Insurance and St. Joseph Health System. Mr. Lachner founded Ohio State University's graduate program in Health Services Administration and served as its first director. He is a fellow in ACHE, and is a past member of its Board of Governors. He has also served as the Chairman of American Hospital Association ("AHA"). Mr. Lachner is also a member of the Healthcare Hall of Fame.

              ITEM NO. 2 -- CERTIFICATE OF INCORPORATION AMENDMENT

GENERAL

     Article VI of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), currently provides that the authorized number of directors shall be not less than three (3) nor more than nine (9), with the exact number within the range to be fixed by resolution of the Board. The number of directors is presently fixed by resolution of the Board at seven. The Board has adopted a resolution authorizing an amendment to Article VI of the Certificate of Incorporation (the "Amendment") to increase the maximum number of authorized directors to fifteen and has submitted the Amendment to the Stockholders for their approval at the Annual Meeting.

THE AUTHORIZED DIRECTOR AMENDMENT

     Upon stockholder approval of the Amendment, the authorized number of directors shall not be less than three (3) nor more than fifteen (15). The Board will continue to fix the exact number of directors within that range by resolution and currently intends for the exact number to remain initially fixed at seven.

REASONS FOR THE AMENDMENT

     The purpose of the Amendment is to provide more flexibility to the Board with respect to determining the number of Directors on the Board. With the ability to fix the number of directors at a number greater than nine, the Company may both retain additional directors from outside the Company whose skills and experience will benefit the Company and the conduct and operations of the Board and provide the Board with the ability to more effectively expand the Company, without subjecting the Company or its stockholders to the additional expense and effort required to amend the Certificate of Incorporation each time the Company wishes to add a new director. The ability to add additional directors will allow the Company to more expeditiously pursue business combinations and other growth opportunities where additions to the Board would be warranted or required, although the Company does not currently have any understandings, commitments or agreements with respect to such transactions.

VOTE REQUIRED

     The affirmative vote of two-thirds of the outstanding shares of the Company is required to approve the Authorized Directors Amendment. The Board has already approved the Authorized Directors Amendment subject to shareholder approval.

     The Board recommends a vote FOR the Authorized Directors Amendment.

                       THE AUTHORIZED DIRECTORS AMENDMENT

     Proposal to amend Article VI of the Certificate of Incorporation of the Company by deleting the first sentence of such Article in its entirety and replacing it with the foregoing:

          The authorized number of directors of this Corporation shall be not less than three (3) nor more than fifteen (15), with the exact number to be fixed from time to time by resolution of the Board of Directors.

                      OTHER MATTERS TO COME BEFORE MEETING

     If any matter not described herein should properly come before the meeting, the persons named in the proxy card will vote the shares in accordance with their best judgment. At the time this Proxy Statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

     The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for (i) establishing compensation programs for the executive officers of the Company designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's Chief Executive Officer. The Committee is composed of three directors. Two of these directors have never served as employees of the Company. The third member of the Committee is the Company's Chief Executive Officer.

     This report describes the philosophy that underlies the cash and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its executive officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for the Company's stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

     COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a principal view to enhancing stockholder value.

     Generally, the Company's executive compensation program makes a significant portion of each executive's cash compensation contingent upon growth and improvement in the Company's results of operations, with the potential to earn exceptional rewards for exceptional performance. More specifically, the program is designed to provide compensation for meeting and exceeding internal goals and to provide incentives to increase the market value of the Company's Common Stock. The program is also designed to attract and retain talented executives who are essential to the Company's long-term success within a highly competitive industry that demands unique talents, skills and capabilities.

     Compensation criteria are evaluated annually to ensure they are appropriate and consistent with the business objectives which are important in meeting the Company's earnings per share, operating profits and revenue goals and in enhancing stockholder value. The Company's executive compensation policies and programs are intended to: (i) provide rewards contingent upon Company and individual performance; (ii) link executive compensation to sustainable increases in and the preservation of stockholder value; (iii) promote teamwork among executives and other Company employees; (iv) effect retention of a strong management team; and (v) encourage personal and professional development and growth.

     ANNUAL COMPENSATION

     Each of the executive officers has entered into an agreement with the Company in connection with their employment with the Company.

     BASE SALARY. The Committee reviews the compensation of each of its executives officers, not less than annually. Additionally, the objective and subjective performance goals are set not less than annually for each such executive officer. These goals vary depending upon the specific position or role of the executive within the Company. The Committee's review takes into consideration both the Company's performance with respect to earnings per share, operating profits and revenue, and also the duties and performance of each executive. The Committee also considers compensation of certain of the Company's executive officers. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing base salaries of executives.

     INCENTIVE BONUSES. In 1996 the Board approved a new compensation program based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals, and in 1997 these financial performance criteria were revised. Each of the Company's Named Executive Officers (as defined below) is covered under either the 1996 compensation program or the 1997 compensation program. Named Executive Officers have annual and other periodic bonus opportunities equal to between 23% to 64% of their respective base salaries. The bonus payable, if any, is contingent upon the attainment of objectives determined by the Committee. Other senior managers have similar bonus arrangements.

     LONG-TERM INCENTIVE COMPENSATION PLAN

     The Committee believes that the granting of stock options and other forms of equity compensation is an important method of rewarding and motivating management by aligning management's interests with those of the

Company's stockholders on a long-term basis. In addition, the Committee recognizes that the Company conducts its business in an increasingly competitive industry and that, in order for the Company to remain highly competitive and at the same time pursue a high-growth strategy, it must employ the best and most talented executives and managers who possess demonstrated skills and experience. The Company believes that stock options and other forms of equity compensation have given and continue to give the Company a significant advantage in attracting and retaining such employees. The Committee believes the Plan is an important feature of the Company's executive compensation package. Under the Plan, the Committee's stock option subcommittee may grant options and other forms of equity compensation to executive officers who are expected to contribute materially to the Company's future success. In determining the size of stock option and other equity grants, the subcommittee focuses primarily on the Company's performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives.

     The Committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for the Company's executive officers. Because they generally provide rewards to executives only to the extent the Company's stock price increases after the options or other equity awards are granted the Committee feels that stock options and other equity awards granted under the Plan are an appropriate means to provide executives with incentives that closely align their interests with those of stockholders and thereby encourage them to promote the ongoing success of the Company.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     It is the responsibility of the Committee to address the provisions of
Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limit to $1,000,000 the amount of the Company's federal income tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid executive officers. The Committee will continue to monitor the reliance period and will take appropriate action when it is warranted in the future.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above. For the 1997 fiscal year, Mr. Helppie's base salary was $325,000. Mr. Helppie did not receive a bonus in 1997. He also received $7,500 in profit sharing under the Company's 401(k) Plan. Mr. Helppie did not receive grants of any restricted stock, stock appreciation rights or any payout under the Plan.

     The foregoing report has been approved by all of the members of the Committee.(1)

                                          THE COMPENSATION COMMITTEE

                                          John L. Silverman, Chairperson
                                          Richard D. Helppie, Jr.
                                          Bernard J. Lachner

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Richard D. Helppie, Jr. is the Company's Chief Executive Officer, and has been a member of the Compensation Committee since August, 1996. The Company did not have a Compensation Committee prior to August, 1996. Prior to August, 1996, Mr. Helppie, who then served as both a director and Chief Executive Officer, had responsibility for all decisions with respect to executive officer compensation.

---------------

(1) Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"), neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Stockholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act, as amended (the "Exchange Act"), nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act").

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the Nasdaq Market Index and a Company-selected peer group of providers of consulting and/or information services (the "Peer Group"). The graph assumes that $100 was invested on October 10, 1996 at a price of $16.00 per share, in each of the Company's Common Stock, the Nasdaq Market Index and the Peer Group, and that all dividends were reinvested.

             COMPARISON OF FOURTEEN-MONTH CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH FOR SUPERIOR CONSULTANT HOLDINGS CORPORATION

                  Prepared by Media General Financial Services
             Produced on March 23, 1998 including data to 12/31/97

                                     CHART

Notes:

     (a) Peer Group return is weighted by market capitalization.

     (b) The Peer Group is comprised of the common stock of the following companies: Cambridge Technology Partners, Inc.; Cerner Corporation; Claremont Technology Group; Computer Sciences Corporation; HBO & Company; International Business Machines; Mastech Corporation; The Metzler Group, Inc.; Renaissance Worldwide Corporation; Renaissance Solutions, Inc.; Sapient Corporation; Shared Medical Systems Corporation; and Whittman-Hart, Inc.

                            MANAGEMENT COMPENSATION

GENERAL

     The following table sets forth all compensation awarded or earned by the Company's President and Chief Executive Officer and the three other most highly paid executive officers during the last three fiscal years (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                               ANNUAL COMPENSATION(1)          COMPENSATION
                                        ------------------------------------   ------------
                                                                                SECURITIES
                               FISCAL                           OTHER ANNUAL    UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      COMPENSATION   OPTIONS (#)    COMPENSATION(4)
 ---------------------------   ------    ------      -----      ------------   -----------    ---------------
Richard D. Helppie, Jr.......   1997    $325,000   $       --     $     --            --          $8,911
  President, Chief Executive    1996     436,196    2,558,779           --            --           7,926
  Officer and Chairman of the   1995     477,000    1,948,448           --            --           9,709
  Company
Charles O. Bracken...........   1997     290,000           --           --            --           8,911
  Executive Vice President of   1996     317,136      527,061           --            --           7,926
  Superior                      1995     318,000      378,419      150,000(2)         --           9,709
Robert R. Tashiro............   1997     220,000           --           --            --           8,729
  Senior Vice President and     1996     204,493      364,745           --         5,000           7,926
  Chief Operating Officer       1995     176,000      207,162       75,000(2)         --           9,709
  of Superior
James T. House...............   1997     110,000       35,306           --         7,272           8,263
  Vice President, Chief         1996      95,000      120,413       13,556(3)     20,000           7,664
  Financial Officer,            1995      80,000       62,145           --            --           7,198
     Treasurer
  and Assistant Secretary of
  the Company

-------------------------
(1) In connection with the IPO, the Company entered into agreements, effective as of October 16, 1996 through the end of fiscal 1997, with Messrs. Helppie, Bracken and Tashiro, which provided these three executives with aggregate annual compensation of $1,060,000, comprised of base salary and bonus compensation based on achievement of certain pre-determined performance criteria. These agreements do not apply to amounts paid to these three officers on or prior to the Company's initial public offering in 1996.

(2) Other annual compensation for Messrs. Bracken and Tashiro represents the difference between the dollar value paid by such persons for shares of Common Stock in 1995 and the fair market value of the shares at the time of the sale.

(3) Consists of gain on exercise of stock options.

(4) Represents amounts paid by the Company during fiscal 1997 for (i) long-term and short-term disability insurance premiums as follows: Messrs. Helppie, Bracken and Tashiro $807 each and Mr. House $552, (ii) life insurance premiums for which the Company is not the beneficiary as follows: Messrs. Helppie and Bracken $604 each, Mr. Tashiro $422 and Mr. House $211, and
    (iii) profit sharing contributions made by the Company as follows: Messrs. Helppie, Bracken, Tashiro and House $7,500 each.

EXECUTIVE OPTION GRANTS

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 1997.

                          OPTION GRANTS IN FISCAL 1997

                                           INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                         ------------------------------------------------------                   VALUE AT ASSUMED
                                                  PERCENT OF                                    ANNUAL RATES OF STOCK
                                                 TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                               NUMBER OF          GRANTED TO                                       OPTION TERM(1)
                         SECURITIES UNDERLYING   EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ----------------------
         NAME               OPTIONS GRANTED       FISCAL 1997     PER SHARE(2)       DATE          5%          10%
         ----            ---------------------   -------------   --------------   ----------       --          ---
Richard D. Helppie,
  Jr...................             --                 --            $   --              --     $     --     $     --
Charles O. Bracken.....             --                 --                --              --           --           --
Robert R. Tashiro......             --                 --                --              --           --           --
James T. House.........          7,272                2.0%            24.75        01/01/07      113,152      287,171

-------------------------
(1) In accordance with SEC rules, these columns show gains that might exist for the option over the life of the option, a period of ten years. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation to the named executive officers will be zero. A 5% or 10% annually compounded increase in the Company's stock price from the date of grant to the end of 10-year option term would result in stock prices of $40.31 and $64.24 per share, respectively.

(2) The options become exercisable at a rate of 20% per year, on the anniversary of the grant, over a five-year period.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning stock options exercised by the Named Executive Officers during 1997, as well as the value of unexercised options held by such persons on December 31, 1997. The values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $30.00 per share, the closing price of the Common Stock as reported by the Nasdaq National Market on December 31, 1997) also are included.

                   AGGREGATE OPTION EXERCISES IN FISCAL 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                 SHARES                             OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                ACQUIRED                        DECEMBER 31, 1997               DECEMBER 31, 1997
                                  UPON         VALUE       ----------------------------    ----------------------------
            NAME                EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                --------    -----------    -----------    -------------    -----------    -------------
Richard D. Helppie, Jr......      --            $--             --                --            $--          $      --
Charles O. Bracken..........      --             --             --                --             --                 --
Robert R. Tashiro...........      --             --             --             5,000             --             70,000
James T. House..............      --             --             --            27,272             --            318,178

-------------------------
(1) Calculated as the difference between the fair market value of the Company's Common Stock at the time of the option exercise and the exercise price.

EMPLOYMENT AGREEMENTS

     Richard D. Helppie, Jr.'s compensation agreement limited his aggregate annual compensation to $400,000, consisting of a combination of base salary and bonus, through the end of fiscal 1997. Mr. Helppie's compensation shall be subject to review of the Compensation Committee of the Board.

     Charles O. Bracken's employment agreement provides for an annual base salary of $290,000 and annual bonus of up to $75,000 per year. The bonus is based upon performance. Under the employment agreement, Mr. Bracken is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     Robert R. Tashiro's employment agreement provides for an annual base salary of $220,000 and an annual bonus of up to $75,000 per year. The bonus is based on performance. Under the employment agreement, Mr. Tashiro is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     James T. House's employment agreement provides for his employment as a Vice President and Chief Financial Officer of the Company at an annual base salary of approximately $110,000. Mr. House also participates in the Company's Vice President Bonus Plan pursuant to which he is eligible to receive quarterly and annual base bonuses of $10,000 and $30,000, respectively (which base bonuses are subject to increase or decrease based on performance as measured by revenue, profit and certain other criteria as set forth in the respective plans). Under the employment agreement, Mr. House is subject to noncompetition, nonsolicitation and nondisclosure covenants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April, 1995, Superior loaned Mr. Bracken $500,000, evidenced by a term promissory note bearing interest at 7.71% per annum. The note provides for equal annual payments of principal and interest of $50,000, payable on December 31 of each year beginning December 31, 1995 with the entire unpaid principal balance due on December 31, 2015. At the option of the Company, the entire outstanding indebtedness under the note may be accelerated in the event that Mr. Bracken's employment with the Company is terminated. The largest amount of indebtedness outstanding under such note during fiscal 1997 was $465,000 and as of December 31, 1997 was $453,000.

     In April, 1995, Superior loaned to Mr. Tashiro $250,000, evidenced by a term promissory note, bearing interest of 7.71% per annum. The note provides for equal annual payments of $25,000, payable on December 31 of each year beginning December 31, 1995 with the entire principal balance due on December 31, 2015. At the option of the Company, the entire outstanding indebtedness under the note may be accelerated in the event that Mr. Tashiro's employment with the Company is terminated. The largest amount of indebtedness outstanding under such note was $233,000 during fiscal 1997 and as of December 31, 1997 was $226,000.

     In 1996 the Company entered into a tax indemnification agreement with the S corporation shareholders of Superior which provides for, among other things, the indemnification of each such shareholder for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) and the repayment to the Company of any amounts received as refunds, resulting from Superior's operations during the period in which it was an S corporation. Management believes that the Company's maximum exposure pursuant to this agreement is not material.

     In 1997, the Company chartered aircraft from Clearwater Aviation, Inc., of which Mr. Helppie is sole stockholder. Payments under this arrangement totaled approximately $36,000 in 1996 and $224,000 in 1997. This arrangement was approved by a majority of all of the independent and disinterested members of the Board of Directors.

     Mr. Saslow, a Director, was a shareholder in the law firm of Butzel Long, PC, Detroit, Michigan. Butzel Long and Mr. Saslow's prior firm Butzel, Keidan, Simon, Myers & Graham, have been outside general counsel to Superior since 1985 and Enterprise since 1993. Mr. Saslow joined the Company as a vice president and general counsel in January, 1997.

     Mr. Peters, a Director, is the President of Jefferson Health System, a non-profit organization which, from time to time, is a client of the Company.

     Mr. Ballantyne serves as president of PMH Health Resources, the parent company of PMH Health Services Network, a customer of the Company. PMH Health Services Network has purchased work re-design services of Chi Systems, Inc., a division of Superior Consultant Company, Inc. PMH Health Services Network has paid $150,000 to Chi Systems to date. It is expected that an additional $50,000 will be paid to Chi Systems following completion of the project.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 25, 1998 by: (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each of the Company's directors and nominees for directors;
(iii) each of the Named Executive Officers; and (iv) all directors and named executive Officers of the Company as a group. (Each person named below has an address in care of the Company's principal executive offices.) The Company believes that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such holder, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER

                                                                SHARES BENEFICIALLY
                                                                      OWNED(1)
                                                                --------------------
                                                                 NUMBER      PERCENT
                                                                 ------      -------
Richard D. Helppie, Jr. (2).................................    3,175,124     31.1%
GEOCAPITAL, LLC(4)..........................................      936,825      9.2
Charles O. Bracken..........................................      316,378      3.1
Robert R. Tashiro(3)........................................      150,610      1.5
John L. Silverman(3)........................................       53,519        *
James T. House(3)...........................................       17,954        *
Douglas S. Peters(3)........................................        6,700        *
Richard P. Saslow(3)........................................        6,600        *
Reginald M. Ballantyne III(3)...............................        6,000        *
Bernard Lachner(3)..........................................        6,000        *
Kenneth S. George(3)........................................        3,000        *
                                                                ---------
All Directors, Executive Officers and 5% stockholders as a
  group.....................................................    4,678,710

-------------------------
 *  less than 1%

(1) Applicable percentage of ownership as of March 25, 1998 is based upon 10,220,464 shares of Common Stock outstanding, and is determined by assuming the exercise of options that are held by such persons (but not those held by any other person) which are exercisable within 60 days of the date hereof. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares shown as beneficially owned.

(2) All shares are held by The Richard D. Helppie, Jr. Trust, of which Mr. Helppie is the sole trustee.

(3) Includes shares issuable upon exercise of options exercisable within 60 days from the date hereof as follows: Mr. Tashiro 6,000 shares; Mr. House 5,454 shares; Mr. Ballantyne 6,000 shares; Mr. Lachner 6,000 shares; Mr. Peters 6,000 shares; Mr. Saslow 6,600 shares; Mr. Silverman 3,000 shares and Mr. George 3,000 shares.

(4) According to Report on SEC's Schedule 13G, as of December 21, 1997 GEOCAPITAL, LLC has sole dispositive power over all shares listed.

              SECTION 16(A) BENEFICIAL OWNER REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all such Section 16(a) filing requirements were complied with, except for the following: (i) a Form 3 was to be filed by John L. Silverman by October 11, 1997. Such form was filed on October 31, 1997; (ii) a Form 3 was to be filed by Kenneth S. George by November 11, 1997. Such form was filed on March 11, 1998; (iii) a Form 5 was to be filed by Richard D. Helppie, Jr. by February 14, 1997. Such form was filed on July 2, 1997, (iv) a Form 4 was to be filed by James T. House by November 10, 1996. Such form was filed on March 9, 1998 and (v) a Form 4 was to be filed by Douglas S. Peters by November 10, 1996. Such form was filed prior to April 10, 1998.

               STOCKHOLDER PROPOSALS FOR THE 1999 PROXY STATEMENT

     Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 1999 Annual Meeting of Stockholders should submit the proposal in writing to: Secretary, Superior Consultant Holdings Corporation, 4000 Town Center, Suite 1100, Southfield, Michigan 48075. The Company must receive a proposal by December 20, 1998 in order to consider it for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders.

                               VOTING PROCEDURES

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP, the Company's independent public accountants, has audited the Company's financial statements for the fiscal year ended December 31, 1997. The Company expects representatives of Grant Thornton LLP to be present at the Meeting and to be available to respond to appropriate questions from stockholders. The Grant Thornton LLP representatives will be given an opportunity to make a statement if they desire.

                               OTHER INFORMATION

     A copy of the Annual Report on Form 10-K as filed with the SEC for the year 1997 (excluding exhibits) will be furnished, without charge, by writing to Susan Synor, Investor Relations, Superior Consultant Holdings Corporation, 4000 Town Center, Suite 1100, Southfield, Michigan 48075.

                            SOLICITATION OF PROXIES

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

     The above Notice of Annual Meeting and Proxy Statement are sent by order of the Company's Board of Directors.

SUSAN M. SYNOR
Secretary

Southfield, Michigan
April 10, 1998

                                            SUPERIOR CONSULTANT HOLDINGS CORPORATION
                               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY   / /
[                                                                                                                                 ]

1. PROPOSAL to elect three Class II     FOR   WITHHOLD   FOR ALL     2. PROPOSAL to adopt an amendment to   FOR   AGAINST   ABSTAIN
   Directors, for a term expiring at    ALL     ALL      EXCEPT         the Company's Amended and Restated  / /     / /       / /
   the Annual Meeting of Stockholders   / /     / /       / /           Certificate of Incorporation,
   in 2001 (mark one of the ovals):                                     thereby increasing the maximum
   (Nominees: Reginald M.                                               number of authorized directors
   Ballantyne, III, Kenneth S.                                          from nine to fifteen.
   George and John L. Silverman.
                                                                     3. In their discretion, the proxies are authorized to vote
(INSTRUCTION:  To withhold authority to                                 upon such other business as may properly come before the
vote for any individual nominee, write                                  meeting, or any adjournment thereof.
that nominee's name in the space below.)

                                                                                                  Dated:_____________________,1998

                                                                                __________________________________________________
                                                                                                      Signature
                                                                                __________________________________________________
                                                                                              Signature (if filed jointly)

                                                                                Please sign exactly as name appears at left.  When
                                                                                Shares are held by joint tenants, both should sign.
                                                                                When signing as attorney, executor, administrator,
                                                                                trustee or gaurdian, please give full title as
                                                                                such.  If as a corporation, please sign in full
                                                                                corporate name by President or other authorized
                                                                                officer.  If as a partnership, please sign in full
                                                                                partnership name by authorized person.

                              FOLD AND DETACH HERE

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.


PROXY                                                                      PROXY

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

        The undersigned hereby appoints Richard D. Helppie, Jr. and Richard P. Saslow, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value $0.01 per share, of Superior Consultant Holdings Corporation (the "Company") held of record by the undersigned on March 25, 1998, at the Annual Meeting of Stockholders when convened on Wednesday, May 13, 1998, or any adjournment, thereof.

           PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

    IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE COMPANY AT 1-248-386-8300.

                 (Continued and to be signed on reverse side.)